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                                                                  EXHIBIT 4.8.1

                               LV SOFTWARE, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT

     This Agreement is made as of July 1, 1995 (the "Grant Date"), between LV SOFTWARE, INC. (the "Company") and Vinod Agarwal ("Optionee").

                                  WITNESSETH:

     WHEREAS, the Company regards Optionee as a valuable employee of the Company, and has determined that it would be to the advantage and in the interests of the Company and its shareholders to grant the options provided for in this Agreement to Optionee as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

     1.  Option Grant. The Company hereby grants to Optionee the right and
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option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of 875,000 shares of the Common Stock of the Company (the "Stock"). This option is not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.  Option Price.  The purchase price of the Stock subject to this option
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shall be $0.25 per share, which price is not less than the per share fair market value of such Stock as of the Grant Date as determined by the Board of Directors of the Company or a Committee .designated by it (the "Committee"). The term "Option Price" as used in this agreement refers to the purchase price of the Stock subject to this option.

     3.  Option Period.  This option shall be exercisable only during the Option
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Period, and during such Option Period, the exercisability of the option shall be subject to the limitations of paragraph 4 and the vesting provisions of paragraph 5. The Option Period shall commence on the Grant Date and except as provided in paragraph 4, shall terminate (the "Termination Date") ten years from the Grant Date.

     4.  Limits on Option Period. The Option Period may end before the
         -----------------------
Termination Date, as follows:

         (a) If Optionee ceases to be a bona fide employee of the Company or an Affiliate for any reason other than disability (within the meaning of subparagraph (c)) or death during the Option-Period, the Option Period shall terminate three months after the date of such cessation of employment or on the Termination Date, whichever shall first occur, and the

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option shall be exercisable only to the extent exercisable under paragraph 5 on the date of Optionee's cessation of employment.

         (b) If Optionee dies while in the employ of the Company or any of its Affiliates, the Option Period shall end one year after the date of death or on the Termination Date, whichever shall first occur, and Optionee's executor or administrator or the person or persons to whom Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise this option only to the extent exercisable under paragraph 5 on the date of Optionee's death.

         (c) If Optionee's employment is terminated by reason of disability, the Option Period shall end one year after the date of Optionee's cessation of employment or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 5 on the date of Optionee's cessation of employment.

         (d) If Optionee is on a leave of absence from the Company or an Affiliate because of his disability, or for the purpose of serving the government of the country in which the principal place of employment of Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Committee may approve, Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment with the Company or an Affiliate except as the Committee may otherwise expressly provide.

     5.  Vesting of Right to Exercise Options. Subject to other limitations
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contained in this Agreement, the Optionee shall have the right to exercise the option as to approximately 4.17% of the number of shares of stock covered by the option at any time after the end of each full month period after the Grant Date such that the option shall be fully exercisable two (2) years after the Grant Date. Any portion of the option that is not exercised shall accumulate and may be exercised at any time during the Option Period prior to the Termination Date. No partial exercise of this option may be for less than 5 percent of the total number of shares then available under this option. In no event shall the Company be required to issue fractional shares.

     6.  Method of Exercise. Optionee may exercise the option with respect to
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all or any part of the shares of Stock then subject to such exercise as follows:

         (a) By giving the Company written notice of such exercise, specifying the number of such shares as to which this option is exercised. Such notice shall be accompanied by an amount equal to the Option Price of such shares, in the form of any one or combination of the following: (i) cash; (ii) a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States; (iii) shares of Stock valued at fair market value; (iv) if authorized for Optionee by the Committee, notes; or
(v) in any combination of the foregoing. The shares of Stock shall be valued in accordance with procedures established by the Committee. Any note used to exercise this option shall be a full recourse, interest-bearing obligation containing such terms as the Committee shall

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determine. If a note is used, the Optionee agrees to execute such further documents as the Committee may deem necessary or appropriate in connection with issuing the note, perfecting a security interest in the Stock purchased with the note, and any related terms or conditions that the Committee may propose. Such further documents may include, not by way of limitation, a security agreement, an escrow agreement, a voting trust agreement and an assignment separate from certificate.

          (b) Optionee (and Optionee's spouse, if any) shall be required, as a condition precedent to acquiring Stock through exercise of the option, to execute one or more agreements relating to obligations in connection with ownership of the Stock or restrictions on transfer of the Stock no less restrictive than the obligations and restrictions to which the other shareholders of the Company are subject at the time of such exercise.

          (c) If required by the Committee, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or his legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof, provided that such assurance shall be deemed inapplicable to (1) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which may hereafter be filed and become effective under the Securities Act of 1933, as amended, and with respect to which no stop order suspending the effectiveness thereof has been issued, and (2) any other sale of such shares with respect to which in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act of 1933, as amended.

          As soon as practicable after receipt of the notice required in paragraph 6(a) and satisfaction of the conditions set forth in paragraphs 6(b) and 6(c), the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the office of the Company, at 101 Metro Drive, 3rd Floor, San Jose, California 95110, attention of the Secretary, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

     7.  Corporate Transactions
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         (a)  If there should be any change in a class of Stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the capital structure of the Company, the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares of such Stock subject to this option and in the price per share. Any adjustment made pursuant to this paragraph 7 as a consequence of a change in the capital structure of the Company shall not entitle Optionee to

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acquire a number of shares of such Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such Stock equal to the number of shares then subject to this option.

          (b) For purposes of this paragraph 7, a "Corporate Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of the Company's incorporation, or (2) a transaction in which the Company's shareholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company's shareholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

               (iii) any reverse merger in which the Company is the surviving entity but in which the Company's shareholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction.

          (c) In the event of any Corporate Transaction, this option shall terminate immediately prior to the specified effective date of the Corporate Transaction unless assumed by the successor corporation or its parent company, pursuant to options providing substantially equal value and having substantially equivalent provisions as the options granted pursuant to this Agreement.

     8.  Limitations on Transfer. This option shall, during Optionee's lifetime,
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be exercisable only by Optionee, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.


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     9.  No Shareholder Rights. Neither Optionee nor any person entitled to
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exercise Optionee's rights in the event of his death shall have any of the rights of a shareholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

     10. NO EFFECT ON TERMS OF EMPLOYMENT. SUBJECT TO THE TERMS OF ANY WRITTEN
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EMPLOYMENT CONTRACT TO THE CONTRARY, THE COMPANY (OR ITS AFFILIATE WHICH EMPLOYS
OPTIONEE) SHALL HAVE THE RIGHT TO TERMINATE OR CHANGE THE TERMS OF EMPLOYMENT OF OPTIONEE AT ANY TIME AND FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE.

     11. Notice. Any notice required to be given under the terms of this
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Agreement shall be addressed to the Company in care of its Secretary at the
Office of the Company at 101 Metro Drive, Suite 3, San Jose, California 95110, and any notice to be given to Optionee shall be addressed to him at the address given by him beneath his signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

     12.  Lock-Up Agreement
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          (a)  Optionee, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act, or such shorter period of time as the Lead Underwriter shall specify. Optionee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company and Optionee acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section
12.

          (b) Notwithstanding the foregoing, Section 12(a) shall not prohibit Optionee from transferring any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock either during Optionee's lifetime or on death by will or intestacy to Optionee's immediate family or to a trust the beneficiaries of which are exclusively Optionee and/or a member or members of Optionee's
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immediate family; provided, however, that
prior to any such transfer, each transferee shall execute an agreement pursuant to which each transferee shall agree to receive and hold such securities subject to the provisions of Section 12 hereof. For the purposes of this paragraph, the term "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

          (c) During the period from identification as a Lead Underwriter in connection with any public offering of the Company's Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 12(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of the Section 12 may not be amended or waived except with the consent of the Lead Underwriter.

     13.  Committee Decisions Conclusive. All decisions of the Committee upon
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any question arising under the Plan or under this Agreement shall be conclusive.

     14.  Successors. This Agreement shall be binding upon and inure to the
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benefit of any successor or successors of the Company. Where the context permits, "Optionee" as used in this Agreement shall include Optionee's executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

     15.  California Law. The interpretation, performance and enforcement of
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this Agreement shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the Company and Optionee have executed this agreement as of the day and year first above written.

LV SOFTWARE, INC.                       OPTIONEE




By /s/ Vinod K. Agarwal                 /s/ Vinod K. Agarwal
   _________________________________    ________________________________
   Vinod K. Agarwal, President
                                                 [illegible]
                                        Address: _______________________

                                                 _______________________

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                                 ATTACHMENT A
                                 ------------

                               CONSENT OF SPOUSE

     I, Sujata Agarwal, spouse of, have read and approved the foregoing Agreement. In consideration of granting of the right of my spouse to purchase shares of LV Software, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights of the Agreement insofar as I may have any rights under such community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: __________________, 1996          By: /s/ Sujata Agarwal
                                             __________________________________

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